                                                                  Exhibit 99.1

                         RAIT Announces Record Earnings

Second Quarter Highlights:

     o Return on equity reaches 18.2% (eighth consecutive quarter in excess of 17.0%).

     o     Revenues increase $3.1 million (31.5%) from 2nd quarter 2000.

     o     Net income increases $2.0 million (65.3%) from 2nd quarter 2000.

     o FFO per diluted share increases to $0.62 for the second quarter 2001 (based on 9.3 million weighted average shares outstanding) from $0.61 for the first quarter 2001 (based on 6.2 million weighted average shares outstanding.)

PHILADELPHIA--July 5, 2001--RAIT Investment Trust ("RAIT") (AMEX: RAS), a company that provides specialized financing to the mid-sized real estate market, reported funds from operations ("FFO") of $5.8 million or $0.62 per share (basic and diluted) for the second quarter ended June 30, 2001 (based on 9.3 million weighted average shares outstanding) as compared to $3.7 million or $0.60 per share (basic and diluted) for the second quarter ended June 30, 2000 (based on 6.2 million weighted average shares outstanding). FFO was $9.7 million or $1.23 per share basic ($1.22 per share diluted) for the six months ended June 30, 2001 (based on 7.9 million weighted average shares outstanding) as compared to $7.4 million or $1.20 per share basic ($1.19 per share diluted) for the six months ended June 30, 2000 (based on 6.2 million weighted average shares outstanding). Revenues were $12.8 million and $9.7 million for the quarters ended June 30, 2001 and 2000, respectively and were $23.1 million and 18.5 million for the six months ended June 30, 2001 and 2000, respectively. RAIT's return on equity (FFO / average shareholders' equity) for the quarter ended June 30, 2001 was 18.2%. This is the eighth consecutive quarter that the Company's return on equity has exceeded 17.0%.

Net income was $4.9 million ($0.53 per share basic and diluted), after depreciation and amortization of $811,000 for the second quarter ended June 30, 2001 (based on 9.3 million weighted average shares outstanding), as compared to $3.0 million ($0.48 per share basic and diluted), after depreciation and amortization of $724,000 for the second quarter ended June 30, 2000 (based on 6.2 million weighted average shares outstanding). Net income was $12.6 million ($1.61 per share basic, $1.60 per share diluted) after depreciation and amortization of $1.7 million ($0.21 per share basic and diluted) for the six months ended June 30, 2001 (based on 7.9 million weighted average shares outstanding) as compared to $6.1 million ($0.98 per share basic and diluted) after depreciation and amortization of $1.3 million ($0.22 per share basic and diluted) for the six months ended June 30, 2000 (based on 6.2 million weighted average shares outstanding).

During the six months ended June 30, 2001 the Company completed the purchase of two loans underlying one of its property interests for $20.3 million. The difference between the purchase price and the underlying face value of the loans resulted in the consolidated extinguishment of debt, which was recorded as an extraordinary gain of $4.6 million ($0.59 per share basic and diluted).

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As of June 30, 2001, total assets were $312.9 million (including $166.7 million of investments in real estate loans and $124.6 million of investments in real estate). As of December 31, 2000, total assets were $270.1 million, (including $140.7 million of investments in real estate loans and $107.9 million of investments in real estate). Total equity was $131.6 million at June 30, 2001 and $86.7 million at December 31, 2000.

On June 11, 2001, RAIT declared a second quarter dividend of $0.52 per share (payable on July 13, 2001 to shareholders of record on June 22, 2001). This dividend represents an annualized yield of 13%. Including this second quarter dividend, RAIT has paid a regular quarterly cash dividend of at least $0.51 per share during each of the past twelve quarters.

In the second quarter of 2001, RAIT issued an additional 420,000 shares associated with the over allotment of its first quarter offering, bringing the total Common Shares sold during the first six months of 2001 to 3,220,000. at $13.75 per share. After underwriting discounts and commissions, the Company received total net proceeds of $41.8 million during the first six months of 2001. The net proceeds were used to originate or acquire commercial mortgage loans and other interests in real estate.

RAIT Investment Trust is a publicly traded financial company focused on the commercial real estate industry. RAIT provides structured financing to private and corporate owners of real estate nationwide, including senior and junior mortgage debt and mezzanine lending, and acquires real estate for its own account. RAIT, which is taxed as a real estate investment trust, seeks to deliver superior risk-adjusted returns on equity to shareholders by providing tailored and flexible financing products to its customers.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding RAIT Investment Trust's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward looking statement, see "Risk Factors" in the Company's Registration Statement and 2000 Form 10K filed with the Securities and Exchange Commission.

NOTE: You may download the Webcast of our Quarterly Earnings Conference Call beginning at 11 AM EST on Friday, July 6, 2001 by clicking on the Webcast link on our homepage at www.raitinvestmenttrust.com .

SOURCE:  RAIT Investment Trust

CONTACT:  Ellen F. Warren
          215-886-1666
          ellen@levywarren.com


Visit our web site at www.raitinvestmenttrust.com

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                              RAIT INVESTMENT TRUST
                                and Subsidiaries
                        Consolidated Statements of Income
                                   (Unaudited)

                                                         For the three months                 For the six months
                                                             ended June 30,                      ended June 30,
                                                             -------------                       -------------
REVENUES                                                2001              2000              2001               2000
                                                        ----              ----              ----               ----

Mortgage interest income                           $  5,388,647      $  4,046,307      $ 10,232,472      $  8,707,033
Rental income                                         5,836,733         4,936,921        10,619,125         8,786,931
Fee income and other                                  1,479,660           557,317         2,157,360           699,300
Investment income                                        61,872           171,619           137,193           343,808
                                                   ------------      ------------      ------------      ------------
    Total revenues                                   12,766,912         9,712,164        23,146,150        18,537,072

COSTS AND EXPENSES
Interest                                              2,808,210         3,212,113         5,958,285         6,014,409
Property operating expenses                           3,115,494         2,284,384         5,439,170         4,243,970
Salaries and benefits                                   560,421           278,049         1,232,293           526,344
General and administrative                              435,842           172,359           759,231           274,174
Depreciation and amortization                           810,834           723,508         1,651,084         1,349,809
                                                   ------------      ------------      ------------      ------------
    Total costs and expenses                          7,730,801         6,670,413        15,040,063        12,408,706
                                                   ------------      ------------      ------------      ------------

Net income before minority interest
and extraordinary gain                                5,036,111         3,041,751         8,106,087         6,128,366
Minority interest                                       (94,700)          (52,704)          (94,936)          (52,704)
Extraordinary gain--consolidated
extinguishment of indebtedness
underlying investment in real estate                       --                  --         4,633,454                --
                                                   ------------      ------------      ------------      ------------

Net Income                                         $  4,941,411      $  2,989,047      $ 12,644,605      $  6,075,662
                                                   ============      ============      ============      ============

Earnings per share-basic:

Net income per common share before
minority interest and extraordinary gain           $        .54      $        .48      $       1.03      $        .98
Minority interest                                          (.01)               --              (.01)               --
Extraordinary gain                                           --                --               .59                --
                                                   ------------      ------------      ------------      ------------
Net income                                         $        .53      $        .48      $       1.61      $        .98
                                                   ============      ============      ============      ============

Weighted average common shares-basic                  9,253,722         6,218,995         7,836,522         6,209,061
                                                   ============      ============      ============      ============
Earnings per share-diluted:

Net income per common share before
minority interest and extraordinary gain           $        .54      $        .48      $       1.02      $        .98
Minority interest                                          (.01)               --              (.01)               --
Extraordinary gain                                           --                --               .59                --
                                                   ------------      ------------      ------------      ------------
Net income                                         $        .53      $        .48      $       1.60      $        .98
                                                   ============      ============      ============      ============

Weighted average common shares-diluted                9,345,657         6,225,788         7,908,400         6,215,697
                                                   ============      ============      ============      ============

Funds from operations (1)                          $  5,752,245      $  3,712,555      $  9,662,235      $  7,425,471
                                                   ============      ============      ============      ============
Funds from operations per common share-basic       $        .62      $        .60      $       1.23      $       1.20
                                                   ============      ============      ============      ============
Funds from operations per common share-diluted     $        .62      $        .60      $       1.22      $       1.19
                                                   ============      ============      ============      ============


(1) Funds from operations ("FFO") represent net income before depreciation and amortization and exclude extraordinary gain from consolidated extinguishment of indebtedness underlying investment in real estate.